Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Form S-3 No. 333-134936) of our report dated February 28, 2008, (except Note 21 as to which the date is August 11, 2008, and except Note 22 as to which the date is February 2, 2009), with respect to the consolidated financial statements of Station Casinos, Inc. and its subsidiaries, included in this Form 8-K.

/s/ Ernst & Young LLP

Las Vegas, Nevada

February 2, 2009